CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, each dated May 1, 2026, and each included in this Post-Effective Amendment No. 395 to the Registration Statement (Form N-1A, File No. 333-192858) of The Advisors' Inner Circle Fund III (the "Registration Statement").

We also consent to the incorporation by reference of our report dated February 27, 2026, with respect to the financial statements and financial highlights of ARGA Emerging Markets Value Fund, ARGA International Value Fund, ARGA Value Fund, and FS Multi-Strategy Alternatives Fund (four of the funds constituting The Advisors' Inner Circle Fund III) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 30, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, each dated May 1, 2026, and each included in this Post-Effective Amendment No. 395 to the Registration Statement (Form N-1A, File No. 333-192858) of The Advisors' Inner Circle Fund III (the "Registration Statement").

We also consent to the incorporation by reference of our report dated February 28, 2025, with respect to the financial statements and financial highlights of Strategas Global Policy Opportunities ETF, Strategas Macro Thematic Opportunities ETF, and Strategas Macro Momentum ETF (three of the funds constituting The Advisors' Inner Circle Fund III) included in the Annual Report to Shareholders (Form N-CSR) for the period or year ended December 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 30, 2026